UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 24, 2007

NPC International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Kansas

(State or Other Jurisdiction of Incorporation)

000-13007	48-0817298
(Commission File Number)	(IRS Employer Identification No.)

7300 West 129th Street Overland Park, Kansas	66213
(Address of Principal Executive Offices)	(Zip Code)

(913) 327-5555

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On January 24, 2007, NPC Acquisition Holdings LLC (“NPC Holdings”), the parent of NPC International, Inc. (the “Company”), adopted and approved the NPC Acquisition Holdings LLC Management Option Plan, which governs, among other things, (i) the issuance of matching options on purchased membership interests in NPC Holdings and (ii) the grant of options with respect to the membership interests to employees and directors of the Company. Certain technical changes have been made to the plan following the closing of the transactions contemplated in the Stock Purchase Agreement by and among Mr. O. Gene Bicknell, the stockholders of the Company, the Company, and NPC Holdings, dated March 3, 2006. Options may be granted under the plan with respect to a maximum of 8% of the membership interests of NPC Holdings as of May 3, 2006, calculated on a fully diluted basis (subject to capital adjustments). Each grant of options under the plan will be evidenced by option agreements, which will specify the applicable option exercise period, option exercise price and other terms and conditions. Options with respect to approximately 1% of the interests will be “non-time vesting” options, which will be vested at grant as a matching incentive based upon the level of equity investments by the participant. Options with respect to approximately 2% of the interests will be “time vesting” options, which will vest ratably as to 20% of the interests subject to the option over a five-year period and subject to the option-holders’ continued service (“Time Vesting Series A Options”). The options as to the remaining 5% of the interests vest only upon the occurrence of a change of control on or prior to the expiration of the option, and also require continued employment or service through the vesting date (“Series B Options”). All options granted under the plan will expire ten years from the date of grant, but generally expire earlier upon termination of employment or service.

On January 24, 2007, NPC Holdings approved the grant of options to the following named executive officers of the Company equal to the respective amounts, each with a term of ten years:

Executive Officer	Time Vesting Series A Options		Series B Options
	Amount	Exercise Price	Amount	Exercise Price
D. Blayne Vaughn Senior Vice President Operations – Northern Territory	271,794	$1.00	665,423	$2.00
L. Bruce Sharp Vice President Operations – Southern Territory	271,794	$1.00	665,423	$2.00
Michael Woods Vice President of Information Technology	199,316	$1.00	487,977	$2.00

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	NPC Acquisition Holdings, LLC Management Option Plan (including forms of Executive and Director option agreements).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2007

NPC INTERNATIONAL, INC.

By:	/s/ Susan G. Dechant
Name:	Susan G. Dechant
Title:	Chief Accounting Officer and Vice President of Administration

EXHIBIT INDEX

Exhibit	Description
10.1	NPC Acquisition Holdings, LLC Management Option Plan (including forms of Executive and Director option agreements).